                                                                     EXHIBIT 4.2


                          FIRST SUPPLEMENTAL INDENTURE

                                     BETWEEN

                            R&G FINANCIAL CORPORATION

                                       AND

                      WILMINGTON TRUST COMPANY, AS TRUSTEE

                      -------------------------------------

                          Dated as of November 30, 2004

                      -------------------------------------

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS....................................................................................      1

   Section 1.01  Definition of Terms......................................................................      1

ARTICLE II  SECURITIES....................................................................................      4

   Section 2.01  Designation and Principal Amount.........................................................      4
   Section 2.02  Forms Generally..........................................................................      4
   Section 2.03  Execution and Authentication.............................................................      4
   Section 2.04  Maturity.................................................................................      4
   Section 2.05  Global Security..........................................................................      4
   Section 2.06  Interest.................................................................................      5

ARTICLE III  REDEMPTION OF SECURITIES.....................................................................      6

   Section 3.01  Redemption...............................................................................      6
   Section 3.02  Special Event Redemption.................................................................      6
   Section 3.03  Optional Redemption by Company...........................................................      7
   Section 3.04  Notice of Redemption.....................................................................      7
   Section 3.05  Payment of Securities Called for Redemption..............................................      8

ARTICLE IV  EXTENSION OF INTEREST PAYMENT PERIOD..........................................................      9

   Section 4.01  Extension of Interest Payment Period.....................................................      9
   Section 4.02  Notice of Extension......................................................................     10

ARTICLE V  MISCELLANEOUS..................................................................................     10

   Section 5.01  Ratification of Indenture................................................................     10
   Section 5.02  Reports by the Trustee...................................................................     10
   Section 5.03  Governing Law............................................................................     11
   Section 5.04  Separability.............................................................................     11
   Section 5.05  Execution in Counterparts................................................................     11

      FIRST SUPPLEMENTAL INDENTURE, dated as of November 30, 2004 (the "First Supplemental Indenture"), between R&G Financial Corporation, a Puerto Rico corporation (hereinafter sometimes called the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (hereinafter sometimes called the "Trustee"), under the Indenture dated as of November 30, 2004 between the Company and the Trustee (the "Indenture").

      WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's junior subordinated deferrable interest debentures to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in a principal amount which may be authenticated and delivered as provided in the Indenture;

      WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of such securities to be known as its 6.62% Junior Subordinated Deferrable Interest Debentures, due December 12, 2034 (the "Securities"), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

      WHEREAS, the Company and R&G Capital Trust VI, a Delaware statutory trust (the "Trust"), propose to issue $125,000,000 aggregate liquidation amount of the Trust's 6.62% Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and the Trust proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of 3,866,000 aggregate liquidation amount of its 6.62% Common Securities (the "Common Securities"), in $128,866,000 aggregate principal amount of the Securities; and

      WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

      NOW THEREFORE, in consideration of the purchase and acceptance of the Securities by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Securities and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                  DEFINITIONS

SECTION 1.01 DEFINITION OF TERMS.

      Unless the context otherwise requires:

      (a)a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

      (b)a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

      (c)the singular includes the plural and vice versa;

      (d)a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

      (e)headings are for convenience of reference only and do not affect interpretation;

      (f)the following terms have the meanings given to them in the Declaration:
(i) Administrative Trustee; (ii) Distribution; and (iii) Property Trustee;

      (g)the following terms have the meanings given to them in this Section 1.01(g) and, to the extent such meanings conflict with any of the definitions set forth in the Indenture, this Section 1.01(g) shall control:

      "Additional Sums" shall have the meaning set forth in Section 2.06(d).

      "Agency Agreement" shall mean the Agency Agreement dated November 26, 2004 among the Company, the Trust and the placement agents named therein.

      "Compounded Interest" shall have the meaning set forth in Section 4.01(b).

      "Coupon Rate" shall have the meaning set forth in Section 2.06(b).

      "Declaration" means the Amended and Restated Declaration of Trust and Trust Agreement of R&G Capital Trust VI, a Delaware statutory trust, dated as of November 30, 2004.

      "Deferred Interest" shall have the meaning set forth in Section 4.01(b).

      "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.01(b).

      "Federal Reserve" means the Board of Governors of the Federal Reserve System.

      "Interest Payment Date" shall have the meaning set forth in Section
2.06(b).

      "Maturity Date" shall mean December 12, 2034.

      "Ministerial Action" shall have the meaning set forth in Section 3.02.

      "180-Day Period" shall have the meaning set forth in Section 3.02.

      "R&G Capital Trust" or the "Trust" shall mean R&G Capital Trust VI, a Delaware statutory trust created for the purpose of issuing its undivided beneficial interests in connection with the issuance of Securities under the Indenture and this Supplemental Indenture.

      "Redemption Price" as of any given date identified in the table below, means the price which is expressed as a percentage of the principal amount of the Securities:

        YEAR BEGINNING                            PERCENTAGE
-----------------------------                     -----------
On or after December 12, 2009                        105%

On or after December 12, 2010                        104%

On or after December 12, 2011                        103%

On or after December 12, 2012                        102%

On or after December 12, 2013                        101%

On or after December 12, 2014                        100%

      plus accrued and unpaid interest on such Securities to the redemption date.

      "Regulatory Capital Event" means that the Company shall have received an opinion of bank regulatory counsel (who shall not be an employee of the Company) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of applicable regulatory agencies or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of this First Supplemental Indenture, the Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier I Capital (or its then equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to the Company; provided, however, that the distribution of the Securities in connection with a termination of the Trust by the Company shall not in and of itself constitute a Regulatory Capital Event, provided further, that for the avoidance of doubt, the adoption by the Federal Reserve as a final rule of any of the proposals set forth in its notice of proposed rule making dated May 6, 2004, shall not constitute a Regulatory Capital Event.

      "Special Event" means a Tax Event, Investment Company Event or a Regulatory Capital Event, as the case may be.

      "Special Event Redemption Price" shall have the meaning set forth in
Section 3.02.

      "Underwriting Agreement" shall be disregarded and all references in the Indenture are hereby deemed to refer to the Agency Agreement.

                                   ARTICLE II
                                   SECURITIES

SECTION 2.01 DESIGNATION AND PRINCIPAL AMOUNT.

      There is hereby authorized a series of Securities designated as the "6.62% Junior Subordinated Deferrable Interest Debentures due December 12, 2034," in aggregate principal amount of $128,866,000.

SECTION 2.02 FORMS GENERALLY.

      The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this First Supplemental Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in denominations of $25.00 and integral multiples thereof.

SECTION 2.03 EXECUTION AND AUTHENTICATION.

      The Securities shall be executed on behalf of the Company by a duly authorized Officer and attested by a Secretary or an Assistant Secretary. The signature of any such person on the Securities may be manual or facsimile. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

      A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

      The Trustee shall, upon a Company Order, authenticate for original issue up to, and the aggregate principal amount of Securities outstanding at any time may not exceed $128,866,000 aggregate principal amount of the Securities, except as provided in Sections 2.06, 2.07, 2.08 of the Indenture and Section 3.05 of this First Supplemental Indenture.

SECTION 2.04 MATURITY.

      The Securities shall mature on the Maturity Date as defined in Section 1.01(g) of this First Supplemental Indenture.

SECTION 2.05 GLOBAL SECURITY.

      Section 2.04 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities.

SECTION 2.06  INTEREST.

      (a) Section 2.05 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities covered by this First Supplemental Indenture. All references in the Indenture to Section 2.05 are hereby deemed to apply to this Section 2.06.

      (b) Each Security will bear interest at the rate of 6.62% per annum (the "Coupon Rate") from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 30, 2004 until the principal thereof becomes due and payable on the next succeeding Interest Payment Date (as defined below), and at the Coupon Rate on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded monthly payable (subject to the provisions of Article IV hereof) monthly in arrears on the twelfth day of each month (each, an "Interest Payment Date") commencing on January 12, 2005, to the Person in whose name such Security or any predecessor Security is registered, at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the month prior to the Interest Payment Date.

      (c) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period of less than a full calendar month, the number of days lapsed in such month based upon 30-day months. In the event that any Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

      (d) During such time as the Property Trustee is the holder of any Securities, the Company shall pay any additional amounts on the Securities as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties, assessments and other governmental charges to which the Trust or the Property Trustee has become subject as a result of a Tax Event ("Additional Sums"). Whenever in the Indenture, this First Supplemental Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the deferral of the payment of interest pursuant to Section 4.01 hereof or the Securities shall not defer the payment of any Additional Sums that may be due and payable.

                                  ARTICLE III
                            REDEMPTION OF SECURITIES

SECTION 3.01 REDEMPTION.

      (a) Section 14.01 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities covered by this First Supplemental Indenture. All references in the Indenture to Section 14.01 are hereby deemed to apply to this Section 3.01.

      (b) Subject to the Company having received prior approval of the Federal Reserve through the Federal Reserve Bank of New York or any other designee, if then required under the applicable capital guidelines, policies or regulations of the Federal Reserve, the Company may redeem the Securities issued hereunder on and after the dates set forth in, and in accordance with the terms of, this
Article III.

SECTION 3.02 SPECIAL EVENT REDEMPTION.

      (a) Section 14.02 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities covered by this First Supplemental Indenture. All references in the Indenture to Section 14.02 are hereby deemed to apply to this Section 3.02.

      (b) Subject to the Company having received the prior approval of the Federal Reserve through the Federal Reserve Bank of New York or any other designee, if then required under the applicable capital guidelines, policies or regulations of the Federal Reserve, if a Special Event has occurred and is continuing, then, notwithstanding Section 3.03(b) hereof but subject to Section 3.03(c) hereof, the Company shall have the right upon not less than 35 days' nor more than 60 days' notice to the holders of the Securities to redeem the Securities, in whole but not in part, for cash within 180 days following the occurrence of such Special Event (the "180-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Special Event Redemption Price"), provided that if at the time there is available to the Company the opportunity to eliminate, within the 180-Day Period, a Tax Event by taking some ministerial action (a "Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided further, that the Company shall have no right to redeem the Securities pursuant to this Section 3.02 while it is pursuing any Ministerial Action pursuant to its obligations hereunder, and, provided further, that, if it is determined that the taking of a Ministerial Action would not eliminate the Tax Event within the 180-Day Period, the Company's right to redeem the Securities pursuant to this Section 3.02 shall be restored and it shall have no further obligations to pursue the Ministerial Action. The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 10:00 a.m., New York time, on the date such Special Event Redemption Price is to be paid.

SECTION 3.03 OPTIONAL REDEMPTION BY COMPANY.

      (a) Section 14.03 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities covered by this First Supplemental Indenture. All references in the Indenture to Section 14.03 are hereby deemed to apply to this Section 3.03.

      (b) Except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Securities, in whole or in part, from time to time, on or after December 12, 2009, at the Redemption Price. Any redemption pursuant to this Section 3.03(b) shall be made upon not less than 35 days' nor more than 60 days' notice to the holder of the Securities, at the Redemption Price. If the Securities are only partially redeemed pursuant to this Section 3.03(b), the Securities shall be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion. The redemption shall be effected prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to effectuate the redemption by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

      (c) The Company shall have the right to redeem Securities at any time and from time to time in a principal amount equal to the liquidation amount of any Preferred Securities purchased and beneficially owned by the Company, plus an additional principal amount of Securities equal to the liquidation amount of that number of Common Securities that bears the same proportion to the total number of Common Securities then outstanding as the number of Preferred Securities to be redeemed bears to the total number of Preferred Securities then outstanding. Such Securities shall be redeemed pursuant to this Section 3.03(c) only in exchange for and upon surrender by the Company to the Property Trustee of the Preferred Securities and a proportionate amount of Common Securities, whereupon the Property Trustee shall cancel the Preferred Securities and Common Securities so surrendered and a like amount of Securities shall be extinguished by the Trustee and shall no longer be deemed Outstanding.

SECTION 3.04 NOTICE OF REDEMPTION.

      (a) Section 14.04 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities covered by this First Supplemental Indenture. All references in the Indenture to Section 14.04 are hereby deemed to apply to this Section 3.04.

      (b) Except in the case of a redemption pursuant to Section 3.03(c) hereof, in case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Securities in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to upon receipt of 45 days' written notice from the Company, give notice of such redemption to holders of the Securities to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 35 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Security Register. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Security designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in the Indenture or this First Supplemental Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction. Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price or Special Event Redemption Price, as applicable, and shall state that payment of the Redemption Price or Special Event Redemption Price, as applicable, shall be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption shall be paid as specified in said notice and that from and after said date interest shall cease to accrue. If less than all the Securities are to be redeemed, the notice to the holders of the Securities shall specify the particular Securities to be redeemed. If the Securities are to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof shall be issued.

      (c) Except in the case of redemption pursuant to Section 3.03(c) hereof, if less than all the Securities are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Securities to be redeemed, and thereupon the Trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate and fair in its discretion, the portion or portions (equal to $25 or any integral multiple thereof) of the Securities to be redeemed and shall thereafter promptly notify the Company in writing of the number of the Securities to be redeemed, in whole or in part. The Company may, if and whenever it shall so elect pursuant to the terms hereof, by delivery of instructions signed on its behalf by its Chairman, its President or any Vice President, its Chief Financial Officer or its Treasurer, instruct the Trustee or any paying agent to call all or any part of the Securities for redemption and to give notice of redemption in the manner set forth in this Section 3.04, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section 3.04.

SECTION 3.05 PAYMENT OF SECURITIES CALLED FOR REDEMPTION.

      (a) Section 14.05 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities covered by this First Supplemental Indenture. All references in the Indenture to Section 14.05 are hereby deemed to apply to this Section 3.05.

      (b) If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the Redemption Price or Special Event Redemption Price, as applicable, and interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such Redemption Price or Special Event Redemption Price, as applicable, with respect to any such Security or portion thereof. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, said Securities shall be paid and redeemed at the Redemption Price or Special Event Redemption Price, as applicable (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to
Section 3.03 hereof).

      (c) Upon presentation of any Security that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Company, a new Security of authorized denomination in principal amount equal to the unredeemed portion of the Security so presented.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.01 EXTENSION OF INTEREST PAYMENT PERIOD.

      (a) Section 16.01 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities covered by this First Supplemental Indenture. All references in the Indenture to Section 16.01 are hereby deemed to apply to this Section 4.01.

      (b) Provided that no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 60 consecutive months (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.01, will bear interest thereon at the Coupon Rate compounded monthly for each month of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Securities, including any Compounded Interest (together, "Deferred Interest") that shall be payable to the holders in whose names the Securities are registered in the Security Register on the record date for the first Interest Payment Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period, together with all such previous or further extensions thereof, shall not exceed 60 consecutive months, or extend beyond the Maturity Date of the Securities. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.02 NOTICE OF EXTENSION.

      (a) Section 16.02 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities covered by this First Supplemental Indenture. All references in the Indenture to Section 16.02 are hereby deemed to apply to this Section 4.02.

      (b) If the Property Trustee is the only registered holder at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or to holders of the Preferred Securities issued by the Trust, but in any event at least five Business Days before such record date.

      (c) If the Property Trustee is not the only holder of the Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Securities notice of its election of such Extended Interest Payment Period at least five Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record date or the Interest Payment Date to any national securities exchange or the holders of the Securities.

      (d) The month in which any notice is given pursuant to paragraphs (b) or
(c) of this Section 4.02 shall be counted as one of the 60 months permitted in the maximum Extended Interest Payment Period permitted under Section 4.01.

                                   ARTICLE V
                                  MISCELLANEOUS

SECTION 5.01 RATIFICATION OF INDENTURE.

      The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 5.02 REPORTS BY THE TRUSTEE.

      (a) Section 4.04 of the Indenture shall be disregarded in its entirety and shall not apply to the Securities covered by this First Supplemental Indenture. All references in the Indenture to Section 4.04 are hereby deemed to apply to this Section 5.02.

      (b) The Trustee shall transmit to Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, not later than July 15 following the date of this Indenture, commencing July 15, 2005, deliver to Securityholders a brief report, dated as of such date, which complies with the provisions of such Section 313(a).

      (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange or any delisting thereof.

SECTION 5.03 GOVERNING LAW.

      This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State without regard to conflicts of laws principles.

SECTION 5.04 SEPARABILITY.

      In case any one or more of the provisions contained in this First Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Securities, but this First Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 5.05 EXECUTION IN COUNTERPARTS.

      This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                            R&G FINANCIAL CORPORATION

                            By:  /s/ Joseph R. Sandoval
                                 -------------------------------------------
                                 Name:    Joseph R. Sandoval
                                 Title:   Executive Vice President and Chief
                                             Financial Officer

                            WILMINGTON TRUST COMPANY, AS TRUSTEE

                            By:  /s/ Kristin F. Long
                                 -------------------------------------------
                                 Name:    Kristin F. Long
                                 Title:   Financial Services Officer

                                                                       EXHIBIT A

                                                  Principal Amount: $128,866,000

No. 1

                              R&G Capital Trust VI

                  6.62% JUNIOR SUBORDINATED DEFERRABLE INTEREST
                         DEBENTURE DUE DECEMBER 12, 2034

      R&G Financial Corporation, a Puerto Rico corporation (the "Company"), which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Property Trustee for R&G Capital Trust VI or registered assigns, the principal sum of $128,866,000, on December 12, 2034 (the "Maturity Date") and to pay interest on the outstanding principal amount hereof from November 30, 2004, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly (subject to deferral as set forth herein) in arrears on the twelfth day of each month, commencing January 12, 2005, at the rate of 6.62% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded monthly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month based upon 30-day months. In the event that any date on which the principal of or interest on this Security is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Pursuant to the First Supplemental Indenture (as herein defined), in certain circumstances the Company will be required to pay Additional Sums and Compounded Interest (each as defined in the First Supplemental Indenture) with respect to this Security.

      The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the First Supplemental Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture (as defined herein)) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the fifteenth day of the month next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of

Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

      The principal of and interest (including Compounded Interest and Additional Sums, if any) on this Security shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by (i) check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date.

      The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior and Subordinated Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior and Subordinated Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

      This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

      The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and sealed.

Dated:

                                    R&G FINANCIAL CORPORATION

                                    By:      ___________________________________
                                    Name:    Joseph R. Sandoval
                                    Title:   Executive Vice President and Chief
                                               Financial Officer

Attest:

By: _______________________
Name:
Title:

                     (FORM OF CERTIFICATE OF AUTHENTICATION)
                          CERTIFICATE OF AUTHENTICATION

      This is one of the Securities referred to in the within-mentioned
Indenture.

_______________, as Trustee

By: ____________________                           Dated:
      Authorized Signatory

      This Security is one of the Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of November 30, 2004 (the "Indenture"), and the First Supplemental Indenture, dated as of November 30, 2004 (the "First Supplemental Indenture"), in each case, duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), to which Indenture and First Supplemental Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

      Because of the occurrence and continuation of a Special Event (as defined in the First Supplemental Indenture), in certain circumstances, this Security may become due and payable at the principal amount together with any interest accrued thereon (the "Special Event Redemption Price"). The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right as set forth in the First Supplemental Indenture to redeem this Security at the option of the Company, in whole or in part at time on or after December 12, 2009 (an "Optional Redemption"), at the Redemption Price. Any redemption pursuant to this paragraph shall be made upon not less than 35 days nor more than 60 days notice. The Redemption Price or Special Event Redemption Price, as applicable, shall be paid at the time and in the manner provided therefor in the Indenture. If the Securities are only partially redeemed by the Company pursuant to an Optional Redemption, the Securities shall be redeemed pro rata or by lot or by any other method utilized by the Trustee as described in the Indenture.

      In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, (i) change the Maturity Date of any Securities, or reduce the principal amount thereof, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon (subject to Article IV of the First Supplemental Indenture), or make the principal of, or interest on, the Securities payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Security, the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Compounded Interest and Additional Sums, if any) on this Security at the time and place and at the rate and in the money herein prescribed.

      So long as no Event of Default shall have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 60 consecutive months, including the first such month during such extension period, and not extending beyond the Maturity Date of the Securities (an "Extended Interest Payment Period") or ending on a date other than an Interest Payment Date, at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, (i) shall not exceed 60 consecutive months, including the first month during such Extended Interest Payment Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Maturity Date of the Securities. Upon the termination of any such Extended

Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

      The Company has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the exchange or conversion of such capital stock or the security being exchanged or converted and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time
(1) there shall have occurred any event would constitute an Event of Default,
(2) if the Securities are held by the Property Trustee, the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or (3) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period and any such extension shall be continuing.

      Subject to (i) the receipt of any required regulatory approval and (ii) the receipt by the Company of an opinion of counsel to the effect that such distribution will not cause the holders of the Preferred Securities to recognize gain or loss for Federal or Puerto Rico income tax purposes, the Company will have the right at any time to liquidate R&G Capital Trust VI and cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust.

      The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

      The Securities are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture and the First Supplemental Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or the First Supplemental Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      All terms used in this Security that are defined in the Indenture or the First Supplemental Indenture shall have the meanings assigned to them in the Indenture or the First Supplemental Indenture.

      THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.